Exhibit 99.1

AMERICAN RAILCAR INDUSTRIES, INC.
100 Clark Street, St. Charles, Missouri 63301
www.americanrailcar.com
News Release

For Release: November 4, 2009	Contact:	Dale C. Davies
Michael Obertop
636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. REPORTS RESULTS FOR THE THIRD
QUARTER ENDED SEPTEMBER 30, 2009
St. Charles, MO, November 4, 2009 – American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) today reported its third quarter 2009 financial results.
“We shipped approximately 610 railcars in the third quarter of 2009, resulting in EBITDA of $9.1 million and net earnings of $1.1 million,” said James Cowan, President and CEO of ARI. “As the weak economy is driving low demand for railcars, we shipped 71% fewer railcars in the third quarter of 2009 as compared to the same quarter of 2008. The weak railcar market has and will continue to require us to evaluate our production levels at all manufacturing locations and we plan to continue to adjust our workforce and production levels as needed. In addition, we have reduced overhead costs at all manufacturing locations as a result of reduced spending. Our railcar services segment continues to experience strong results with revenues increasing 32% in the third quarter of 2009 compared to the same quarter of 2008. Our balance sheet continues to be strong with $287.1 million in cash and $50.1 million in short-term investments.”
For the three months ended September 30, 2009, revenues were $78.1 million and net earnings were $1.1 million or $0.05 per share. In comparison, for the three months ended September 30, 2008, revenues were $217.2 million and net earnings were $7.4 million or $0.35 per share.
Revenues in the third quarter of 2009 were lower than the same period of 2008 primarily due to lower railcar shipments due to decreased demand, partially offset by a change in product mix and an increase in revenues from the railcar services segment. During the three months ended September 30, 2009, the Company shipped approximately 610 railcars compared to approximately 2,120 railcars in the same period of 2008.
EBITDA was $9.1 million in the third quarter of 2009 compared to EBITDA of $20.3 million in the third quarter of 2008. The decrease in EBITDA and net earnings resulted primarily from decreased volume, as discussed above, and an increase in joint venture losses, all partially offset by an increase in other income, and a decrease in selling, administrative and other costs. Losses from joint ventures were $2.7 million higher in the third quarter of 2009 than in the third quarter of 2008, primarily due to temporarily idling the Company’s castings joint venture and losses from its axle joint venture. In the third quarter of 2009, other income was $3.1 million and related to gains on the sale of a portion of the Company’s short-term investments during the quarter as compared to $1.8 million of other income in the third quarter of 2008 related to short-term investment activity. Net earnings also benefited from a one-time $1.0 million adjustment to accrued taxes due to certain tax benefits becoming recognizable during the third quarter of 2009. A reconciliation of the Company’s net earnings to EBITDA (a non-GAAP financial measure) is set forth in the supplemental disclosure attached to this press release.
For the nine months ended September 30, 2009, revenues were $345.0 million and net earnings were $5.0 million or $0.23 per share. In comparison, for the nine months ended September 30, 2008, revenues were $605.8 million and net earnings were $23.8 million or $1.12 per share.
Revenues were lower in the nine months ended September 30, 2009 compared to the same period of 2008 primarily due to lower railcar shipments, partially offset by a change in product mix and an increase in revenues from the railcar services segment. During the nine months ended September 30, 2009, the Company shipped approximately 3,080 railcars compared to approximately 6,100 railcars in the same period of 2008.

EBITDA was $34.3 million in the nine months ended September 30, 2009 compared to EBITDA of $61.9 million in the nine months ended September 30, 2008. The decrease in EBITDA and net earnings resulted primarily from decreased volume, as discussed above, an increase in joint venture losses and an increase in net interest expense, all partially offset by an increase in earnings from the railcar services segment and a decrease in selling, administrative and other costs. Losses from joint ventures were $5.9 million higher in the nine months ended September 30, 2009, as compared to the same period in 2008, resulting in a decrease to earnings of $3.6 million, after-tax, or $0.17 per share. Net interest expense increased $0.9 million, after-tax, or $0.04 per share. Net earnings also benefited from a one-time $1.0 million adjustment to accrued taxes due to certain tax benefits becoming recognizable during the third quarter of 2009.
As of September 30, 2009, the Company’s backlog was approximately 1,160 railcars. The backlog level has declined primarily due to weak demand for railcars.
The CIT Group/Equipment Financing, Inc. (CIT Equipment Financing), a subsidiary of CIT Group Inc. (CIT), is the Company’s largest customer and accounted for approximately 39% and approximately 33% of ARI’s total consolidated revenues for the three and nine months ended September 30, 2009, respectively, and accounted for approximately 55% of the backlog as of September 30, 2009. CIT has announced that it and its subsidiary, CIT Group Funding Company of Delaware LLC, filed for bankruptcy protection on November 1, 2009 with a prepackaged plan of reorganization. In connection with that announcement, CIT further stated that none of its operating subsidiaries, including CIT Equipment Financing, will be included in the bankruptcy filings and, as a result, ARI understands that all of its operating entities are expected to continue normal operations during the pendency of the bankruptcy cases. ARI’s business with CIT Equipment Financing is subject to a number of risks, including the ability to convert the backlog into revenue as well as the risks that CIT’s prepackaged plan of reorganization may not be successful, or that CIT Equipment Financing may not continue normal operations or may seek to renegotiate its existing obligations through bankruptcy protection or otherwise.
ARI will host a webcast and conference call on Thursday, November 5, 2009 at 10:00 am (Eastern Time) to discuss the Company’s third quarter 2009 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 866-578-5801 and use participant code 92308953. Participants are asked to logon to the ARI website or dial-in to the conference call approximately 10 to 15 minutes prior to the start time. An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
American Railcar Industries, Inc. is a leading North American designer and manufacturer of hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.

Forward Looking Statement Disclaimer
This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are forward—looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding anticipated future production rates, workforce adjustments and any implication that the Company’s backlog may be indicative of future sales, as well as statements regarding the potential consequences for the Company’s business and prospects as a result of CIT’s financial difficulty and bankruptcy filing. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Other potential risks and uncertainties include, among other things: the impact of the current economic downturn, adverse market conditions and restricted credit markets, and the impact of the continuation of these conditions; our reliance upon a small number of customers that represent a large percentage of our revenues and backlog; the conversion of our railcar backlog into revenues; the material adverse effects on the Company’s business and its ability to convert backlog into revenues that could result if CIT’s prepackaged bankruptcy plan of reorganization is not successful; the risk that CIT Equipment Financing may not continue normal operations or may seek to renegotiate its existing obligations through bankruptcy protection or otherwise; the health of and prospects for the overall railcar industry; our prospects in light of the cyclical nature of the railcar manufacturing business and the current economic environment; our ability to manage overhead and production slowdowns; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; risks associated with potential acquisitions or joint ventures; the risk of lack of acceptance of our new railcar offerings by our customers; the sufficiency of our liquidity and capital resources; anticipated production schedules for our products; anticipated financing needs and construction and production schedules of our joint ventures; the impact and anticipated benefits of any acquisitions we may complete; the impact and costs and expenses of any litigation we may be subject to now or in the future; compliance with covenants contained in our unsecured senior notes; the ongoing benefits and risks related to our relationship with Mr. Carl C. Icahn, our principal beneficial stockholder and the chairman of our board of directors, and certain of his affiliates; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of
	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$287,091	$291,788
Short-term investments — available-for-sale securities	50,131	2,565
Accounts receivable, net	16,828	39,724
Accounts receivable, due from affiliates	2,017	10,284
Inventories, net	56,668	97,245
Prepaid expenses and other current assets	4,018	5,314
Deferred tax assets	1,925	2,297

Total current assets	418,678	449,217

Property, plant and equipment, net	203,174	206,936
Deferred debt issuance costs	2,732	3,204
Goodwill	7,169	7,169
Other assets	37	37
Investments in and loans to joint ventures	41,268	13,091

Total assets	$673,058	$679,654

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,679	$42,201
Accounts payable, due to affiliates	326	5,193
Accrued expenses and taxes	5,219	7,758
Accrued compensation	8,829	10,413
Accrued interest expense	1,750	6,907
Accrued dividends	—	639

Total current liabilities	38,803	73,111

Senior unsecured notes	275,000	275,000
Deferred tax liability	14,050	4,683
Pension and post-retirement liabilities	9,229	9,024
Other liabilities	1,555	3,111

Total liabilities	338,637	364,929

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 shares issued and outstanding at September 30, 2009 and December 31, 2008	213	213
Additional paid-in capital	239,617	239,617
Retained earnings	83,707	80,035
Accumulated other comprehensive income (loss)	10,884	(5,140)

Total stockholders’ equity	334,421	314,725

Total liabilities and stockholders’ equity	$673,058	$679,654

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	September 30,
	2009	2008

Revenues:
Manufacturing operations (including revenues from affiliates of $8,011 and $47,689 for the three months ended September 30, 2009 and 2008, respectively)	$62,047	$205,107

Railcar services (including revenues from affiliates of $3,563 and $3,392 for the three months ended September 30, 2009 and 2008, respectively)	16,051	12,141

Total revenues	78,098	217,248

Cost of revenue:
Manufacturing operations	(56,348)	(187,771)
Railcar services	(12,940)	(9,874)

Total cost of revenue	(69,288)	(197,645)
Gross profit	8,810	19,603

Selling, administrative and other (including costs related to affiliates of $154 and $151 for the three months ended September 30, 2009 and 2008, respectively)	(6,484)	(6,602)

Earnings from operations	2,326	13,001

Interest income (including income related to affiliates of $366 and $8 for the three months ended September 30, 2009 and 2008, respectively)	1,925	1,693
Interest expense	(5,286)	(5,018)
Other income (including income related to affiliates of $4 and zero for the three months ended September 30, 2009 and 2008, respectively)	3,121	1,750
(Loss) earnings from joint ventures	(2,217)	509

(Loss) earnings before income tax expense	(131)	11,935
Income tax benefit (expense)	1,223	(4,488)

Net earnings available to shareholders	$1,092	$7,447

Net earnings per common share — basic and diluted	$0.05	$0.35
Weighted average common shares outstanding — basic and diluted	21,302	21,302

Dividends declared per common share	$—	$0.03

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008

Revenues:
Manufacturing operations (including revenues from affiliates of $93,770 and $136,134 for the nine months ended September 30, 2009 and 2008, respectively)	$301,325	$566,754
Railcar services (including revenues from affiliates of $ 11,548 and $11,617 for the nine months ended September 30, 2009 and 2008, respectively)	43,646	39,025

Total revenues	344,971	605,779

Cost of revenue:
Manufacturing operations	(271,552)	(511,813)
Railcar services	(35,423)	(31,459)

Total cost of revenue	(306,975)	(543,272)
Gross profit	37,996	62,507

Selling, administrative and other (including costs related to affiliates of $462 and $454 for both the nine months ended September 30, 2009 and 2008, respectively)	(19,158)	(19,596)

Earnings from operations	18,838	42,911

Interest income (including income related to affiliates of $376 and $28 for the nine months ended September 30, 2009 and 2008, respectively)	4,910	5,955
Interest expense	(15,562)	(15,109)
Other income (including income related to affiliates of $4 and zero for the nine months ended September 30, 2009 and 2008, respectively)	3,038	3,486
(Loss) earnings from joint ventures	(5,030)	909

Earnings before income tax expense	6,194	38,152
Income tax expense	(1,244)	(14,345)

Net earnings available to shareholders	$4,950	$23,807

Net earnings per common share — basic and diluted	$0.23	$1.12
Weighted average common shares outstanding — basic and diluted	21,302	21,302

Dividends declared per common share	$0.06	$0.09

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008

Operating activities:
Net earnings	$4,950	$23,807
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation	17,477	14,614
Amortization of deferred costs	513	609
Loss on disposal of property, plant and equipment	223	242
Stock based compensation	852	590
Income related to the reversal of stock based compensation	—	(411)
Change in investments in joint ventures as a result of loss (earnings)	5,030	(909)
Unrealized loss on derivatives	88	—
Provision for deferred income taxes	1,626	(117)
(Recovery) provision for doubtful accounts receivable	(117)	156
Investing activities reclassified from operating activities:
Realized loss (gain) on derivatives	10	(630)
Realized gain on sale of short-term investments — available-for-sale securities	(3,115)	(2,589)
Changes in operating assets and liabilities:
Accounts receivable, net	23,068	(14,268)
Accounts receivable, due from affiliate	8,268	8,276
Inventories, net	40,638	(35,065)
Prepaid expenses	1,211	1,059
Accounts payable	(19,548)	21,002
Accounts payable, due to affiliate	(4,867)	2,813
Accrued expenses and taxes	(9,767)	(4,054)
Other	(780)	(512)

Net cash provided by operating activities	65,760	14,613
Investing activities:
Purchases of property, plant and equipment	(13,170)	(31,155)
Proceeds for damaged railcar prototype	69	—
Purchases of short-term investments — available-for-sale securities	(36,841)	(27,857)
Sales of short-term investments — available-for-sale securities	15,450	23,631
Realized (loss) gain on derivatives	(10)	630
Proceeds from repayment of note receivable from affiliate	—	494
Investments in and loans to joint ventures	(34,115)	(566)
Sale of investment in joint venture	—	1,875

Net cash used in investing activities	(68,617)	(32,948)
Financing activities:
Common stock dividends	(1,917)	(1,917)
Finance fees related to credit facility	(40)	(40)
Repayment of debt	—	(8)

Net cash used in financing activities	(1,957)	(1,965)

Effect of exchange rate changes on cash and cash equivalents	117	—

Decrease in cash and cash equivalents	(4,697)	(20,300)
Cash and cash equivalents at beginning of period	291,788	303,882

Cash and cash equivalents at end of period	$287,091	$283,582

RECONCILIATION OF NET EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Net earnings	$1,092	$7,447	$4,950	$23,807
Income tax (benefit) expense	(1,223)	4,488	1,244	14,345
Interest expense	5,286	5,018	15,562	15,109
Interest income	(1,925)	(1,693)	(4,910)	(5,955)
Depreciation	5,864	5,023	17,477	14,614

EBITDA	$9,094	$20,283	$34,323	$61,920

Expense related to stock options	—	100	—	9
Expense related to stock appreciation rights [1]	651	95	852	170
Other income on short-term investment activity	(3,115)	(1,750)	(3,032)	(3,486)

Adjusted EBITDA	$6,630	$18,728	$32,143	$58,613

[1]	SARs are cash settled at time of exercise
EBITDA represents net earnings before income tax expense, interest expense (income), net of depreciation of property, plant and equipment. The Company believes EBITDA is useful to investors in evaluating ARI’s operating performance compared to that of other companies in the same industry. In addition, ARI’s management uses EBITDA to evaluate operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before share based compensation expense related to stock options and stock appreciation rights (SARs), and before gains or losses on investments and derivative instruments. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. The charges related to our grants of stock options are non-cash charges that are excluded from our calculation of EBITDA under our unsecured senior notes. Our SARs (which settle in cash) are revalued each quarter based upon changes in our stock price. Management believes that eliminating the charges associated with our share based compensation, investments and derivates allows us and our investors to understand better our operating results independent of financial changes caused by the fluctuating price and value of our common stock, investments and derivative instruments. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.